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                                                                     EXHIBIT 5.1

                    [Morgan, Lewis & Bockius LLP letterhead]

September 27, 1999

Magainin Pharmaceuticals Inc.
5110 Campus Drive
Plymouth Meeting, PA 19462

Re: Magainin Pharmaceuticals Inc.--Form S-1 Registration Statement

Ladies and Gentlemen:

   We have acted as counsel to Magainin Pharmaceuticals Inc., a Delaware corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

   The Registration Statement relates to 5,000,000 shares of the Company's Common Stock, par value $.002 per share (the "Common Stock"). We have examined copies of the Company's Restated Certificate of Incorporation, as amended, By-Laws, resolutions adopted by the board of directors and such other documents, and have made such inquiries of the Company's officers, as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

   Based upon the foregoing, we are of the opinion that the Company's Common Stock will be validly issued, fully paid and non-assessable shares when issued by the Company in accordance with the plan of distribution described in the Registration Statement.

   The opinion set forth above is limited to the General Corporation Law of the State of Delaware.

   We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.
                                          Very truly yours,

                                          /s/ Morgan, Lewis & Bockius LLP